POWER OF ATTORNEY
FOR
SECTION 16 REGULATORY COMPLIANCE

Know all by these presents, that the undersigned hereby constitutes and appoints Robert S. Silberman, Mark C. Brown, Viet Dinh and Catherine Guttman-McCabe, separately and each acting in his own right, the true and lawful attorney-in-fact of the undersigned to:

(1)
execute for and on behalf of the undersigned Forms 3, 4 and 5, and any amendments thereof, in order to comply with the requirements of Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5, and any amendments thereof, and the timely filing of such form with the United States Securities and Exchange Commission and any other stock exchange or applicable regulatory authority; and

(3)
take any other action of any type whatsoever in connection with the foregoing Section 16 regulatory compliance which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such customary form and shall contain such customary terms and conditions as such attorney-in-fact may approve in his discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such person might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.  This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 29 day of January, 2010.

/s/ Robert L. Johnson
Signature

Print Name:	Robert L. Johnson